UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2024

DIGITAL ALLY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

14001 Marshall Drive, Lenexa, KS 66215

(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	DGLY	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

First Amendment to Securities Purchase Agreement

As previously reported on the Current Report on Form 8-K filed on November 7, 2024 (the “SPA 8-K”), on November 6, 2024, Digital Ally, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company issued and sold to such Purchasers, in a private placement transaction, (i) senior secured promissory notes in aggregate principal amount of $3,600,000, and (ii) 808,377 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, for aggregate gross proceeds of approximately $3.0 million, before deducting placement agent fees and other offering expenses payable by the Company (such transaction, the “Private Placement”). The Private Placement closed on November 7, 2024.

Also as previously reported on the SPA 8-K, pursuant to the Securities Purchase Agreement, the Company agreed to file within 30 days of the Closing Date (as defined in the Securities Purchase Agreement) a registration statement (the “Public Offering Registration Statement”) with the U.S. Securities and Exchange Commission (“SEC”) for a public offering (the “Public Offering Filing Deadline”) and use its reasonable best efforts to pursue and consummate a financing transaction within ninety (90) days of the Closing Date (as defined in the Securities Purchase Agreement) (the “Offering Consummation Deadline”). The Company also agreed to file within 30 days of the Closing Date a registration statement on Form S-1 (or other appropriate form if the Company is not then S-1 eligible) providing for the resale by the Purchasers of the Shares issued under the Securities Purchase Agreement (the “Resale Filing Deadline”).

On December 11, 2024, the Company entered into that certain First Amendment to Securities Purchase Agreement (the “Amendment”) with the Purchasers. Pursuant to the Amendment, (i) the Public Offering Filing Deadline was amended to require the Company to file the Public Offering Registration Statement not less than 20 Trading Days (as defined in the Securities Purchase Agreement) after, and not more than 30 Trading Days after, the later of (a) the annual meeting of stockholders scheduled for December 16, 2024 and (b) the effectiveness of the registration statement described in Section 4.15 of the Securities Purchase Agreement (the “Resale Registration Statement”), (ii) the Offering Consummation Deadline was amended to require the Company to use its reasonable best efforts to consummate a financing transaction within sixty (60) days of filing the Public Offering Registration Statement, and (iii) the Resale Filing Deadline was amended to require the Company to use reasonable best efforts to file the Resale Registration Statement on or before December 18, 2024 (but in no event later than December 20, 2024), and to use commercially reasonable efforts to cause such Resale Registration Statement to become effective within forty-five (45) calendar days following the filing thereof and to keep such Resale Registration Statement effective at all times until no Purchaser owns any Shares. Failures to meet any of the deadlines set forth in the foregoing sentence shall be considered Public Information Failures for which Public Information Failure Payments shall be due pursuant to Section 4.3(b) of the Amendment.

Pursuant to the Amendment, a participation right was added to the Securities Purchase Agreement, such that until one (1) year following the Closing Date, the Purchasers shall have the right to receive an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall, among other things, offer to issue and sell to or exchange with such Purchaser in accordance with the terms of the Offer such Purchaser’s pro rata portion of 35% of the Offered Securities, subject to certain conditions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of First Amendment to Securities Purchase Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2024

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross